 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 31, 2019

Southern First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

100 Verdae Boulevard, Suite 100, Greenville, SC	29607
(Address of principal executive offices)	(Zip Code)

(864) 679-9000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2019, Southern First Bancshares, Inc. (the "Company"), Southern First Bank (the “Bank” and together with the Company, the “Employer”), and R. Arthur Seaver, Jr., the Company’s and the Bank’s Chief Executive Officer, entered into an amendment (the “Seaver Amendment”) to his Amended and Restated Employment Agreement, dated September 30, 2013 (the “Seaver Employment Agreement”). The Seaver Amendment amends Section 13(a)(v) of the Seaver Employment Agreement to provide that Mr. Seaver may terminate the agreement for Good Reason within 12 months following a Change in Control, as such terms are defined in the agreement. Previously, Section 13(a)(vi) provided that Mr. Seaver could terminate the agreement for Good Reason upon delivery of a Notice of Termination to the Employer within a 90-day period beginning on the 30th day after the occurrence of a Change in Control or within a 90-day period beginning on the one year anniversary of the occurrence of a Change in Control. The Seaver Amendment also adds a new Section 32 to the Seaver Employment Agreement, which provides that, in the event of a Change in Control of the Company that qualifies as a change in control as defined in Treasury Regulation § 1.409A-3(i)(5), the Company may irrevocably elect to terminate and liquidate the Seaver Employment Agreement in accordance with the applicable requirements and limitations of Treasury Regulation § 1.409A-3(j)(4)(ix), including terminating and liquidating all similar arrangements with other employees.

In addition, the Seaver Amendment further amends Section 13(f)(i) of the Seaver Employment Agreement to provide that, in the event that Mr. Seaver’s employment is terminated by him for Good Reason, beginning on the date following the date of such termination, and continuing on the first day of the month for the next 11 months, Employer shall pay to Mr. Seaver monthly cash severance compensation in an amount equal to one-fourth of his annual Base Salary at the date of termination, and Mr. Seaver shall be paid any bonus earned or accrued through the date of termination. Previously, in such event, Mr. Seaver was entitled to receive monthly cash severance compensation in an amount equal to one-twelfth of his annual Base Salary at the date of termination, beginning on the first day of the month following the date of his termination, and continuing on the first day of the month for the next 11 months, plus any bonus earned or accrued through the date of termination. A copy of the Seaver Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Also, on January 31, 2019, the Employer and F. Justin Strickland, the Company’s and the Bank’s President, entered into an amendment (the “Strickland Amendment”) to his Amended and Restated Employment Agreement, dated September 30, 2013 (the “Strickland Employment Agreement”), and the Employer and Michael D. Dowling, the Company’s and the Bank’s Chief Financial Officer, entered into an amendment (the “Dowling Amendment”) to his Amended and Restated Employment Agreement, dated September 30, 2013 (the “Dowling Employment Agreement”). The Strickland Amendment and the Dowling Amendment amend the Strickland Employment Agreement and the Dowling Employment Agreement, respectively, by revising Section 13(a)(v) and adding new Section 32 to the agreements as described above. In addition, Strickland Amendment and the Dowling Amendment amend the Strickland Employment Agreement and the Dowling Employment Agreement, respectively, to provide that, in the event that the executive’s employment is terminated by him for Good Reason, beginning on the date following the date of such termination, and continuing on the first day of the month for the next 11 months, Employer shall pay to the executive monthly cash severance compensation in an amount equal to one-sixth of his annual Base Salary at the date of termination, and the executive shall be paid any bonus earned or accrued through the date of termination. Previously, both Mr. Strickland and Mr. Dowling were entitled to the same severance compensation as Mr. Seaver following a termination of their employment for Good Reason following a Change in Control. Copies of the Strickland Amendment and the Dowling Amendment are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

ITEM 9.01(d) Exhibits.

Exhibit No.	Exhibit
10.1	Amendment to the Amended and Restated Employment Agreement between Southern First Bancshares, Inc., Southern First Bank, and R. Arthur Seaver, Jr., dated January 31, 2019.

10.2	Amendment to the Amended and Restated Employment Agreement between Southern First Bancshares, Inc., Southern First Bank, and F. Justin Strickland, dated January 31, 2019.

10.3	Amendment to the Amended and Restated Employment Agreement between Southern First Bancshares, Inc., Southern First Bank, and Michael D. Dowling, dated January 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

By:	/s/ Michael D. Dowling
Name:	Michael D. Dowling
Title:	Chief Financial Officer

February 6, 2019